EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements on Form S-8 Nos. 33-23055, 33-33791, 33-64115, 333-11885, 333-16091, 333-118235, 333-147594, 333-161129, 333-161215, 333-170821 and 333-199830 of Becton, Dickinson and Company;

(2)	Registration Statements on Form S-3 Nos. 333-23559, 333-38193, 333-104019, 333-134143, 333-159102, 333-183059, 333-206020, 333-195887 and 333-195921 of Becton, Dickinson and Company; and

(3)	Registration Statements on Form S-4 Nos. 333-199830 and 333-203013 of Becton, Dickinson and Company;
of our reports dated November 25, 2015, with respect to the consolidated financial statements of Becton, Dickinson and Company and the effectiveness of internal control over financial reporting of Becton, Dickinson and Company included in this Annual Report (Form 10-K) of Becton, Dickinson and Company for the year ended September 30, 2015.
/s/ ERNST & YOUNG LLP
New York, New York
November 25, 2015